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                                                                      EX 10.31

                          [Beatrice Group letterhead]

                          Contract of Flat Price Sale

DATE: March 18, 1999

SELLER:                                           BUYER:
Beatrice Cheese                                   Uno Restaurant Corp.
An Operating Unit of Beatrice Group, Inc.         100 Charles Park Rd.
770 N. Springdale Rd.                             West Roxbury, MA 02132
Waukesha, WI 53186                                Attn: Alan Fox
Attn: Dave Beck

ITEM: 8/6# 2.5% Mozzarella Loaf

PRICE: $1.40/lb.

QUANTITY: 5,180,000 lbs. (approximately 130 truckloads).

SHIPMENT: 540,000 lbs. April; 680,000 lbs. May; 520,000 lbs. June; 600,000 lbs.
July; 720,000 lbs. August; 480,000 lbs. September; 480,000 lbs. October; 680,000 lbs. November; 480,000 lbs. December 1999.

F.O.B.: Beatrice Production Plant

REMARKS: Any open monthly contract balances (both shortfalls and excesses) to be settled against BFP settlement price for that particular month. Conversion factor is 400,000 lbs. BFP to every 40,000 lbs. of finished good (10:1 ratio). Cash settlement against open monthly contract balances. BFP base prices correlating to finished goods prices are: April $11.09/cwt., May $10.85/cwt., June $10.85/cwt., July $11.49/cwt., August $12.36/cwt., September $12.74/cwt.,
October $12.98/cwt., November $12.94/cwt., December $12.70/cwt. (Please see addendum outlining specific examples).

Buyer will notify seller immediately by wire if there are differences from original agreement. Failure to sign and return contract within 7 days constitutes acceptance of all contract terms.



Beatrice Cheese, Inc.                        Uno Restaurant Corp.

By: /s/ David W. Beck                        By: /s/ Alan Fox
    --------------------------------             ------------------------------

Its: Vice-President                          Its: Senior Vice President
    --------------------------------             ------------------------------

Date: 3/18/99                                Date: 3/18/99
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                          Contract of Flat Price Sale
                                    ADDENDUM

SETTLEMENT EXAMPLES:

EXAMPLE #1
April BFP at $11.09 at consummation of contract. Beatrice purchases as hedge.

Uno ships only 500,000 of 540,000 lbs. contracted.

April BFP settles at $10.50 on 5/5/99.

Shortfall of 40,000 lbs. of cheese equals 400,000 pounds of BFP.

400,000 lbs./100 X ($11.09-10.50/cwt.) = 4000 cwt. X $.59/cwt. = $2360 in equity owed to Beatrice.

EXAMPLE #2
Should the April BFP settle at $11.50 on 5/5/99, then the settlement mechanism would be

400,000 lbs./100 X ($11.09-$11.50/cwt.) = 4000 cwt. X -$.41/cwt. = $1640 in
equity owed to Uno.

EXAMPLE #3
Uno ships 580,000 lbs. on April portion of contract calling for 540,000 lbs.

April BFP settles at $10.50 on 5/5/99.

Excess of 40,000 lbs. of cheese equals 400,000 lbs. of BFP.

Uno will still pay $1.40/lb. FOB Production Plant for excess pounds of finished goods, yet will receive equity in amount of

400,000 lbs./100 X ($11.09-$10.50/cwt.) = 4000 cwt. X -$.41/cwt. = $1640 in
equity owed to Uno.



We understand and accept the terms of the settlement mechanism for this contract.



Beatrice Cheese, Inc.                        Uno Restaurant Corp.

By: /s/ David W. Beck                        By: /s/ Alan Fox
    --------------------------------             ------------------------------

Its: Vice-President                          Its: Senior Vice President
    --------------------------------             ------------------------------

Date: 3/18/99                                Date: 3/18/99
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